UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2024

WhiteHorse Finance, Inc.

(Exact name of registrant as specified in its charter)

Delaware	814-00967	45-4247759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1450 Brickell Avenue, 31st Floor Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

(305) 381-6999

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	WHF	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)
7.875% Notes due 2028	WHFCL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

As previously disclosed, on February 22, 2024, WhiteHorse Finance, Inc. (the “Company”) entered into a Second Amended and Restated Investment Advisory Agreement (the “Investment Advisory Agreement”) between the Company and H.I.G. WhiteHorse Advisers, LLC. The Investment Advisory Agreement is substantially the same as the prior investment advisory agreement except that the base management fee is reduced and is calculated at an annual rate of 1.75% of the consolidated gross assets of the Company, including cash and cash equivalents and assets purchased with borrowed funds for the period. The reduced base management fee in the Investment Advisory Agreement is effective as of January 1, 2024.

The description above of the Investment Advisory Agreement is only a summary and is qualified in its entirety by reference to the copy of the Investment Advisory Agreement which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference thereto.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1

Second Amended and Restated Investment Advisory Agreement, dated February 22, 2024, between Registrant and WhiteHorse Advisers (Incorporated by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K, filed on March 5, 2024).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2024	WHITEHORSE FINANCE, INC.

	By:	/s/ Joyson C. Thomas
Joyson C. Thomas
Chief Financial Officer